UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Sale of Senior Housing Portfolio

On December 22, 2014, CNL Lifestyle Properties, Inc., through various operating subsidiaries, (collectively, the “Company”), entered into a definitive agreement (the “Purchase and Sale Agreement”) with Senior Housing Properties Trust (NYSE: SNH), an unaffiliated third party (the “Buyer”), to sell the Company’s entire portfolio of senior housing assets comprised of 38 properties (the “Senior Housing Properties”). The transaction pursuant to the Purchase and Sale Agreement is hereinafter referred to as the “Sale.”

The purchase price for the Senior Housing Properties is $790 million (the “Purchase Price”), subject to adjustment for certain receivables and operational fees and expenses. The Purchase and Sale Agreement provides that $35 million be deposited into escrow. The deposit is nonrefundable except in the event of the Company’s breach of the Purchase and Sale Agreement or the failure to satisfy conditions to the consummation of the Sale, including the failure to obtain various third-party consents. The Purchase and Sale Agreement also contains customary representations, warranties, covenants and indemnities of the Company and the Buyer.

The Purchase and Sale Agreement provides for a closing on May 1, 2015, subject to the Buyer’s right to defer closing until through July 31, 2015, if necessary to allow for receipt of certain third-party consents and the satisfaction of conditions precedent to the Sale. There can be no assurance that the conditions to the Sale will be satisfied on terms satisfactory to the parties or waived, or that the Sale will ultimately be completed.

All of the Company’s investments in senior housing properties were purchased since January 2011. The Company previously sold three senior housing joint ventures consisting of 42 properties during the third quarter of 2013 for a gain over book value of approximately $55.4 million. Upon the sale of the Senior Housing Properties, the Company expects to record a gain over book value, and such sale will mark the Company’s exit from this sector.

The projected net cash to the Company from the Sale is anticipated to be approximately $486 million after repayment or assumption of approximately $286 million of debt. Subject to compliance with the terms of the Company’s indebtedness, including its senior notes, a portion of the proceeds may be used to (i) retire debt; (ii) make a special distribution to stockholders; and/or (iii) make strategic capital expenditures to enhance certain of the Company’s remaining properties.

Unlike the Senior Housing Properties, the majority of the Company’s remaining assets in the ski and mountain lifestyle, attractions and marinas sectors were purchased between 2004 and 2008 prior to the economic downturn, and generally their values have not rebounded to pre-recession levels. Difficultly in accessing debt and equity capital has made our third-party tenants and operators susceptible to weakness particularly during periods of prolonged weather challenges. We saw this most recently in our ski and mountain lifestyle portfolio where, during the 2013/2014 ski season, a severe drought combined with unusually warm temperatures in California resulted in impaired performance for our resorts in that region.

Since late 2010, we have undertaken comprehensive restructurings of our attractions and marinas portfolios, working aggressively to stabilize property operations and/or replace underperforming tenants. Most recently, we proactively installed one of our proven operators into our largest amusement park asset to further promote what we believe will be enhanced operational and financial performance. While we believe that these transitions are largely complete and would result in positive returns over the long term, such transitions have impacted operating cash flows and property values in the immediate term.

Item 8.01.	Other Events.

Update on Strategic Alternatives

In March 2014, the Company engaged Jefferies LLC, a global investment banking and advisory firm, to assist the Company in actively evaluating strategic alternatives to provide liquidity to our stockholders. The Sale of the Senior Housing Properties and the repayment of indebtedness that is expected to occur is the second of a series of portfolio transactions in connection with our efforts to provide liquidity to our stockholders. The Company previously completed the sale of its 48-property golf portfolio during the third and fourth quarter of 2014 and was repaid approximately $83 million from two mortgage loan investments that matured in the third quarter of 2014.

The Sale will result in a reduction to the Company’s future cash flows from operations, earnings before interest, taxes, depreciation and amortization and its modified funds from operations (MFFO) and is also likely to affect the Company’s net asset value as a result of the lower cash flows attributable to our properties going forward. As a result of a reducing earning asset base and cash flows due to the Sale and the recent sale of our golf portfolio, repayments of mortgage loan investments and the anticipated sale of our senior housing portfolio, the Company expects to reduce its quarterly distribution in the first quarter of 2015. The Company’s Board will meet during the first quarter and establish the new quarterly distribution rate based on its analysis of cash flows available for distribution expected to be generated by the remaining portfolio going forward.

The Company and its Advisor continue to actively work with Jefferies LLC to explore and execute strategic liquidity alternatives for the balance of our portfolio.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The

Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a net asset per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014		CNL LIFESTYLE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer